Exhibit 99.1

Cassava Sciences Announces $200 Million Registered Direct Offering of Common Stock

AUSTIN, Texas, Feb.  10, 2021 – Cassava Sciences, Inc. (Nasdaq: SAVA) (the “Company” or “Cassava Sciences”), a clinical-stage biotechnology company focused on Alzheimer’s disease, today announced that it has entered into a  definitive agreement with several healthcare-focused and other institutional investors for the purchase of 4,081,633 shares of its common stock, at a purchase price per share of $49.00, for gross proceeds of approximately $200.0 million, in a registered direct offering. The closing of the offering is expected to occur on or about February 12, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Cassava Sciences intends to use the net proceeds, if any, from this offering for working capital and general corporate purposes, including development of simufilam,  the Company’s lead drug candidate for the treatment of Alzheimer’s disease.

The shares of common stock are being offered by Cassava Sciences pursuant to an automatic "shelf" registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2021 and became effective immediately upon filing, and the base prospectus contained therein. The offering will be made only by means of a prospectus supplement that forms a part of the registration statement.

A prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cassava Sciences, Inc.
Cassava Sciences’ mission is to discover and develop innovations for chronic, neurodegenerative conditions. Over the past 10 years, Cassava Sciences has combined state-of-the-art technology with new insights in neurobiology to develop novel solutions for Alzheimer’s disease.

For More Information Contact:

Eric Schoen, Chief Financial Officer

Cassava Sciences, Inc.

eschoen@CassavaSciences.com

(512) 501-2450

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Forward-looking statements may include, without limitation, statements regarding (i) the expected completion and use of proceeds of the registered direct offering, and (ii) the assumptions underlying or relating to any statement under clause (i).  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of those risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, unfavorable market conditions, failure to satisfy closing conditions relating to the offering, occurrence of force majeure, the Company’s inability to obtain adequate financing to fund its operations and necessary to develop or enhance its products, the Company’s ability to conduct or complete clinical studies on expected timelines, the Company’s ability to demonstrate the specificity, safety, efficacy or potential health benefits of its product candidates, the severity and duration of health care precautions given the COVID-19 pandemic and unanticipated impacts of the pandemic on the Company’s business operations. These and other risk factors are identified and described in more detail in the prospectus supplement to be filed with the SEC in connection with the proposed public offering, including the Company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, which will be incorporated by reference in such prospectus supplement, and the other documents incorporated by reference in such prospectus supplement and Company’s other filings with the SEC. The Company does not undertake to update these forward-looking statements.